                                                                Exhibit 3.13




                          ARTICLES OF INCORPORATION
                                      OF
                         PUBLIC TELEPHONE CORPORATION

        The undersigned incorporator(s), desiring to form a corporation (the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (the "ACT"), execute the following Articles of Incorporation (the "Articles").

                                  ARTICLE 1

                                     Name

        Section 1.1 NAME. The name of the Corporation is Public Telephone Corporation.

                                  ARTICLE 2

                         Registered Office and Agent

        Section 2.1 REGISTERED AGENT. The name of the registered agent is Thomas J. Martin.


        Section 2.2 REGISTERED OFFICE. The street address of the registered office of the Corporation is 6752 Covington Creek Trail, Fort Wayne, Indiana 46804-2870.

                                  ARTICLE 3

                              Authorized Shares

        Section 3.1 NUMBER. The total number of shares which the Corporation shall have authority to issue is three hundred thousand (300,000) shares.

        Section 3.2 PREFERRED STOCK. One hundred thousand (100,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the preferences, limitations, relative rights, and voting rights, if any, of each such series before the issuance of any shares of such series, which need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

        Section 3.3 CLASS A COMMON STOCK. One hundred thousand (100,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Class A Common Stock, which shall be without par value. All shares of Class A Common Stock shall have the same preferences, limitations, and relative rights.

        Section 3.4 CLASS B COMMON STOCK. One hundred thousand (100,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Class B Common Stock, which shall be without par value. Except as otherwise provided in this Article or by mandatory requirement of applicable law, the holders of Class B Common Stock shall have no voting rights or voting privileges. All shares of Class B Common Stock will have the same preferences, limitations, and relative rights.

                                  ARTICLE 4

                                Incorporators

        Section 4.1 NAME AND ADDRESS. The names and addresses of the Incorporators are:

        -- Thomas J. Martin, 6752 Covington Creek Trail, Fort Wayne, Indiana
           46804.

        -- Donald F. Strutz, 10130 Elk Drive, Fort Wayne, Indiana 46804.

        IN WITNESS WHEREOF, the undersigned being the President of said Corporation executes these Articles of Incorporation and verifies, subject to penalties of perjury, that the statements contained herein are true, this 6th day of October, 1993.

                                                Public Telephone Corporation

                                                /s/ Thomas J. Martin
                                                ----------------------------
                                                THOMAS J. MARTIN, President

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE


                            ARTICLES OF AMENDMENT


To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

        AMERICAN PUBLIC TELEPHONE COMPANY

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the

Indiana Business Corporation Law,

as amended.


NOW, THEREFORE, I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is March 13, 1992.



[Seal of the State of Indiana]          In Witness Whereof, I have hereunto set
                                        my hand and affixed the seal of the
                                        State of Indiana, at the City of
                                        Indianapolis, this Thirteenth day of
                                        March, 1992.


                                        ______________________________________
                                        JOSEPH H. HOGSETT, Secretary of State


                                        By ___________________________________
                                                                        Deputy

[ SEAL ]  ARTICLES OF AMENDMENT OF THE
          ARTICLES OF INCORPORATION
          State Form 38333 (R4/5-88)
          Approved by State Board of Accounts, 1988.

          INSTRUCTIONS: Use 8 1/2 x 11 inch white paper for inserts.
                        Filing requirements - Present original and one copy to address in upper right corner of this form.



                                    Provided by EVAN BAYH
                                                Secretary of State
                                                Room 155 State House
                                                Indianapolis, Indiana 46204
                                                (317) 232-6576
                                                Indiana Code 23-1-38-1 et seq.

                                                FILING FEE $30.00


------------------------------------------------------------------------------
                         ARTICLES OF AMENDMENT OF THE
                        ARTICLES OF INCORPORATION OF:
------------------------------------------------------------------------------
                      AMERICAN PUBLIC TELEPHONE COMPANY
------------------------------------------------------------------------------
The undersigned officers of
                      AMERICAN PUBLIC TELEPHONE COMPANY
------------------------------------------------------------------------------
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(indicate appropriate act)
        [X]  Indiana Business Corporation Law
        [ ]  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

------------------------------------------------------------------------------
                            ARTICLE I AMENDMENT(S)
------------------------------------------------------------------------------
SECTION 1  The date of incorporation of the corporation is:

                               October 11, 1990
------------------------------------------------------------------------------

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:
                      AMERICAN PUBLIC TELEPHONE COMPANY
------------------------------------------------------------------------------

SECTION 3

The exact text of Article(s), II and III of the Articles of Incorporation now as follows:

        ARTICLE II      REGISTERED OFFICE & AGENT

                NAME OF AGENT:  DONALD F. STRUTZ

                ADDRESS OF REGISTERED OFFICE: 6752 COVINGTON CREEK TRAIL
                                              FORT WAYNE, IN. 46804-2870

        ARTICLE III     AUTHORIZED SHARES

                NUMBER OF SHARES:  ONE HUNDRED THOUSAND (100,000) SHARES

------------------------------------------------------------------------------
SECTION 4  Date of each amendment's adoption:

                              FEBRUARY 24, 1992
------------------------------------------------------------------------------

[ SEAL ]  ARTICLES OF AMENDMENT OF THE
          ARTICLES OF INCORPORATION
          State Form 38333 (R4/5-88)
          Approved by State Board of Accounts, 1988.

          INSTRUCTIONS: Use 8 1/2 x 11 inch white paper for inserts.
                        Filing requirements - Present original and one copy to address in upper right corner of this form.



                                    Provided by EVAN BAYH
                                                Secretary of State
                                                Room 155 State House
                                                Indianapolis, Indiana 46204
                                                (317) 232-6576
                                                Indiana Code 23-1-38-1 et seq.

                                                FILING FEE $30.00


------------------------------------------------------------------------------
                         ARTICLES OF AMENDMENT OF THE
                        ARTICLES OF INCORPORATION OF:
------------------------------------------------------------------------------
                      AMERICAN PUBLIC TELEPHONE COMPANY
------------------------------------------------------------------------------

The undersigned officers of
                      AMERICAN PUBLIC TELEPHONE COMPANY
------------------------------------------------------------------------------
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(indicate appropriate act)
        [X]  Indiana Business Corporation Law
        [ ]  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

------------------------------------------------------------------------------
                            ARTICLE I AMENDMENT(S)
------------------------------------------------------------------------------
SECTION 1  The date of incorporation of the corporation is:

                               October 11, 1990
------------------------------------------------------------------------------

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:
                         PUBLIC TELEPHONE CORPORATION
------------------------------------------------------------------------------

SECTION 3

The exact text of Article(s), II and III of the Articles of Incorporation now as follows:

        ARTICLE II      REGISTERED OFFICE & AGENT

                NAME OF AGENT:  THOMAS J. MARTIN

                ADDRESS OF REGISTERED OFFICE: 6752 COVINGTON CREEK TRAIL
                                              FORT WAYNE, IN. 46804-2870

        ARTICLE III     AUTHORIZED SHARES

                NUMBER AND CLASS OF SHARES:

                        (100,000) ONE HUNDRED THOUSAND, CLASS B
                                  COMMON, NON-VOTING, SHARES.

                        (100,000) ONE HUNDRED THOUSAND, SHARES OF PREFERRED.

------------------------------------------------------------------------------
SECTION 4  Date of each amendment's adoption:

                                 MAY 25, 1993
------------------------------------------------------------------------------

Secretary of State
Room 155, State House
Indianapolis, Indiana 46204

        Re: Consent to use similar Corporation name

Gentlemen:

        The undersigned Corporation is concurrently herewith selling its corporate assets, but not its real estate, to a new corporation being formed to carry on the business of the undersigned corporation under the name of "Huntington Electronics, Inc."

        Because of the similarity of the name of the successor corporation, the undersigned corporation does hereby consent to the use of the name "Huntington Electronics, Inc." by the new corporation to enable it to continue the operation of the business of the undersigned corporation.

                                        Huntington Electric, Inc.


Dated: 10/5/90                          By /s/ illegible
       -----------------------             ------------------------

[ SEAL ]  ARTICLES OF AMENDMENT OF THE
          ARTICLES OF INCORPORATION
          State Form 38333 (R4/5-88)
          Approved by State Board of Accounts, 1988.

          INSTRUCTIONS: Use 8 1/2 x 11 inch white paper for inserts.
                        Filing requirements - Present original and one copy to address in upper right corner of this form.



                                    Provided by EVAN BAYH
                                                Secretary of State
                                                Room 155 State House
                                                Indianapolis, Indiana 46204
                                                (317) 232-6576
                                                Indiana Code 23-1-38-1 et seq.

                                                FILING FEE $30.00


------------------------------------------------------------------------------
                         ARTICLES OF AMENDMENT OF THE
                        ARTICLES OF INCORPORATION OF:
------------------------------------------------------------------------------
                         PUBLIC TELEPHONE CORPORATION
------------------------------------------------------------------------------

The undersigned officers of
                         PUBLIC TELEPHONE CORPORATION
------------------------------------------------------------------------------
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(indicate appropriate act)
        [X]  Indiana Business Corporation Law
        [ ]  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

------------------------------------------------------------------------------
                            ARTICLE I AMENDMENT(S)
------------------------------------------------------------------------------
SECTION 1  The date of incorporation of the corporation is:

                               October 11, 1990
------------------------------------------------------------------------------

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:
                         PUBLIC TELEPHONE CORPORATION
------------------------------------------------------------------------------

SECTION 3

The exact text of Article(s), 1, 2, 3, 4 of the Articles of Incorporation is now as follows:

        The exact text of the Restated Articles of Incorporation is attached hereto and made a part hereof as Exhibit "A"


------------------------------------------------------------------------------
SECTION 4  Date of each amendment's adoption:

                                 MAY 25, 1993
------------------------------------------------------------------------------

                            ARTICLES OF AMENDMENT
                     OF THE ARTICLES OF INCORPORATION OF
                         PUBLIC TELEPHONE CORPORATION


        The undersigned officer of Public Telephone Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certifies the following facts:

                                  ARTICLE 1

                                 AMENDMENT(S)

        Section 1. The date of incorporation of the Corporation is October 11, 1990.

        Section 2. The name of the corporation following this amendment to the Articles of Incorporation is Public Telephone Corporation.

        Section 3. The exact text of Article 3 of the Articles of Incorporation is attached hereto and made a part hereof as Exhibit A.

        Section 4. The date of each amendment's adoption was September 26, 1994.

                                  ARTICLE 2

                         MANNER OF ADOPTION AND VOTE

        Section 1. ACTION BY DIRECTORS. The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article 3 of the Articles of Incorporation and directing a meeting of the shareholders to be held on September 26, 1994, allowing such shareholders to vote on the proposed amendment. The resolution was adopted by the vote of the Board of Directors at a meeting held on August 30, 1994, at which a quorum of such Board was present.

        Section 2. ACTION BY SHAREHOLDERS. The shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by the vote of such shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                TOTAL          A              B             C
                                -----     ------------   ------------    ---------
DESIGNATION OF EACH                         CLASS A        CLASS B       PREFERRED
VOTING GROUP                              COMMON STOCK   COMMON STOCK      STOCK
-------------------                       ------------   ------------    ---------
NUMBER OF OUTSTANDING SHARES    1,056        1,056            -0-            -0-
----------------------------------------------------------------------------------
NUMBER OF VOTES ENTITLED TO     1,056        1,056            -0-            -0-
BE CAST
----------------------------------------------------------------------------------
NUMBER OF SHARES REPRESENTED      969          969            -0-            -0-
AT THE MEETING
----------------------------------------------------------------------------------
SHARES VOTED IN FAVOR             959          959            -0-            -0-
----------------------------------------------------------------------------------
SHARES VOTED AGAINST              -0-          -0-            -0-            -0-
----------------------------------------------------------------------------------
ABSTAINED                          10           10            -0-            -0-
----------------------------------------------------------------------------------


        Section 3. COMPLIANCE WITH LEGAL REQUIREMENTS. The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the bylaws of the corporation.

        I hereby verify subject to the penalties of perjury that the statements contained are true this 5th day of October, 1994.


                                        /s/  Thomas J. Martin
                                        -------------------------------
                                        Thomas J. Martin, President

                                  ARTICLE 3

                              Authorized Shares

        Section 3.1 NUMBER. The total number of shares which the Corporation shall have authority to issue is twenty-five million one hundred thousand (25,100,000) shares.

        Section 3.2 PREFERRED STOCK. Ten million (10,000,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Act, before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

        Section 3.3 CLASS A COMMON STOCK. Fifteen million (15,000,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Class A Common Stock, which shall be without par value. All shares of Class A Common Stock shall have the same preferences, limitations, and relative rights.

        Section 3.4 CLASS B COMMON STOCK. The remaining one hundred thousand (100,000) shares that the Corporation has authority to issue constitute a separate and single class of shares known as Class B Common Stock, which shall be without par value. All shares of Class B Common Stock shall have the same preferences, limitations, and relative rights.